UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 20, 2009

BEACON POWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)

65 Middlesex Road Tyngsboro, Massachusetts 01879 (Address of Principal Executive Offices) (Zip Code)

(978) 694-9121 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously disclosed in a Form 8-K on February 20, 2009, Beacon Power Corporation (the “Company” or “Beacon”) entered into a Common Stock Purchase Agreement (the “Agreement”) whereby the Company agreed to issue to Seaside 88, LP (“Seaside”) and Seaside agreed to buy $1 million worth of shares of Beacon Common Stock once each month at a monthly closing on the 20th day of each month (or if that day is not a business day, then on the next business day) for a period of six months commencing on February 20, 2009 at a purchase price equal to 80% of the volume weighted average trading prices of the Company’s common stock, par value $0.01 per share (the “Common Stock”) during the five-day period immediately preceding each monthly issuance, but in no event below $0.20 per share.  Accordingly, on April 20, 2009 Seaside will purchase 1,912,777 shares of the Company’s Common Stock at a price per share of $0.5228 having an aggregate value of $1,000,000 and, pursuant to the Agreement, the Company will pay Seaside $9,000 in non-accountable expenses.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

5.1	Opinion of Edwards Angell Palmer & Dodge LLP

23.2	Consent of Edwards Angell Palmer & Dodge LLP (contained in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: April 20, 2009	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Edwards Angell Palmer & Dodge LLP

23.2	Consent of Edwards Angell Palmer & Dodge LLP (contained in Exhibit 5.1)